INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248, 33-35592 and 33-61429 of The Pep Boys -
Manny, Moe & Jack and subsidiaries on Forms S-8 and Registration Statement Number 333-00985 of The Pep Boys - Manny, Moe & Jack and subsidiaries on
Form S-3 of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended February 3, 1996.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 1, 1996